Exhibit 10.1

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK *), SUCH CONFIDETNAIL INFORMATION HAS BEEN SUBMITTED SEPARATE TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SETTLEMENT AGREEMENT AND RELEASES

This Settlement Agreement and Releases (the “Settlement Agreement”) is made and entered into by and among Massachusetts Institute of Technology (“MIT”), Repligen Corporation (“Repligen”) and ImClone Systems Incorporated (“ImClone”) (MIT, Repligen and ImClone are referred to herein individually as a “Party” and collectively as the “Parties”).

WHEREAS, MIT and Repligen are the Plaintiffs-Counter Defendants and ImClone is the Defendant-Counter Claimant in the action entitled Massachusetts Institute of Technology and Repligen Corporation v. ImClone Systems, Inc., Civil Action No. 04 cv 10884 (RGS), pending in the United States District Court for the District of Massachusetts (the “Action”); and

WHEREAS, the Parties desire to settle the Action on the terms stated herein, without any admission of liability or wrongdoing, and in order to avoid the time and expense of continuing to litigate the Action;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the Parties hereby agree as follows:

1. ImClone Payment to MIT and Repligen. ImClone shall pay to MIT and Repligen by wire transfer to their attorneys Fish & Richardson P.C. to the account below $65,000,000.00 (sixty-five million dollars and zero cents) for the releases and sublicenses contained herein, which wire transfer shall be initiated within three business days of the Effective Date (as defined in Paragraph 21 below).

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Bank Name: Bank of America 100 Federal Street Boston, MA 02110	Name on Acct: Fish & Richardson P.C. Massachusetts IOLTA Committee Acct No. [*] ABA No. 0260-0959-3 Swift Code: BOFAUS3N

2. Definitions.

a. “Affiliate” means any individual, corporation, partnership, proprietorship or other entity controlled by, controlling, or under common control with a Party to this Agreement through, directly or indirectly, equity ownership, ability to elect directors, or by virtue of a majority of overlapping directors, or by contract, or otherwise, and shall include, but shall not be limited to that instance where any individual, corporation, partnership, proprietorship or other entity directly or indirectly owning, owned by or under common ownership with the party in question to the extent of fifty percent (50%) or more of the equity of voting shares, including shares owned beneficially by such Party.

b. “Excluded Fields” means any application or use [*].

c. “TLA” means Technology Licensing Agreement between Abbott Biotech, Inc. and Repligen Corporation, dated May 14, 1992, attached hereto as Exhibit A.

3. Patent Sublicenses.

a. MIT and Repligen agree that Repligen shall grant ImClone and its Affiliates a sublicense under United States Patent No. 4,663,281 (the “‘281 Patent”), together with any continuations, continuations-in-part, divisions, foreign counterparts and equivalents thereto, in the form attached hereto as Exhibit B executed simultaneously with and as a condition of this Settlement Agreement.

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b. Consistent with the rights granted Repligen under the TLA, Repligen shall grant ImClone and its Affiliates a sublicense under United States Patent No. 5,665,578 (the “‘578 Patent”) and United States Patent No. 5,741,682 (the “‘682 Patent”), together with any continuations, continuations-in-part, divisions, foreign counter-parts and equivalents thereto, under which and solely to the extent that Repligen has the power to grant rights under the TLA, in the form attached hereto as Exhibit C executed simultaneously with and as a condition of this Settlement Agreement.

4. General Releases.

a. Effective immediately after receipt into the transferee account of the funds subject to the wire payment referred to in Paragraph 1 above, Repligen, on behalf of itself and its agents, servants, attorneys, employees, officers, directors, members, shareholders, subsidiaries, parents, Affiliates, predecessors, successors, assigns, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them (the “Repligen Releasors”) fully and forever release and discharge ImClone and each of ImClone’s current and former agents, servants, attorneys, employees, officers, directors, members, shareholders, subsidiaries, parents, Affiliates, predecessors, successors, assigns, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them (the “ImClone Released Parties”) from any and all manner of action or actions, in law or in equity, for indemnity or otherwise, claims, counterclaims, demands, cause or causes of action, suits, debts, liens, damages, losses, costs or expenses, liabilities of any kind, fees, commissions and other payments whether presently known or unknown, accrued or not accrued, foreseen or not foreseen, matured or not matured, asserted or unasserted, fixed or contingent, which any of the Repligen Releasors may have had, may claim to have had, ever had, may have, may claim to have or now have against the ImClone Released Parties from the beginning of time until the

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Effective Date, in connection with the making, use or sale of C225 (i.e., Erbitux®) and/or in connection with the making, use, or sale of IMC-11F8, including without limitation all claims for infringement of the ‘281 Patent or any other existing patent together with any continuations, continuations-in-part, divisions, foreign counterparts and equivalents thereto.

b. Effective immediately after receipt into the transferee account of the funds subject to the wire payment referred to in Paragraph 1 above, MIT on behalf of itself and its agents, servants, attorneys, employees, officers, directors, members, shareholders, subsidiaries, parents, Affiliates, predecessors, successors, assigns, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them (the “MIT Releasors”) fully and forever release and discharge ImClone and each of ImClone’s current and former agents, servants, attorneys, employees, officers, directors, members, shareholders, subsidiaries, parents, Affiliates, predecessors, successors, assigns, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them (the “ImClone Released Parties”) from any and all manner of action or actions, in law or in equity, for indemnity or otherwise, claims, counterclaims, demands, cause or causes of action, suits, debts, liens, damages, losses, costs or expenses, liabilities of any kind, fees, commissions and other payments whether presently known or unknown, accrued or not accrued, foreseen or not foreseen, matured or not matured, asserted or unasserted, fixed or contingent, which any of the MIT Releasors may have had, may claim to have had, ever had, may have, may claim to have or now have against the ImClone Released Parties from the beginning of time until the Effective Date, in connection with the making, use or sale of C225 (i.e., Erbitux), on all claims for infringement of the ‘281 Patent (including claims for future damages or injunctive relief related thereto), together with any continuations, continuations-in-part, divisions, foreign counterparts and equivalents thereto of the ‘281 patent.

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c. Effective immediately after receipt into the transferee account of the funds subject to the wire payment referred to in Paragraph 1 above, ImClone, on behalf of itself and its agents, servants, attorneys, employees, officers, directors, members, shareholders, subsidiaries, parents, Affiliates, predecessors, successors, assigns, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them (the “ImClone Releasors”) fully and forever release and discharge Repligen and its current and former respective agents, servants, attorneys, employees, officers, directors, members, shareholders, subsidiaries, parents, Affiliates, predecessors, successors, assigns, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them (the “Repligen Released Parties”) from any and all manner of action or actions, in law or in equity, for indemnity or otherwise, claims, counterclaims, demands, cause or causes of action, suits, debts, liens, damages, losses, costs or expenses, liabilities of any kind, fees, commissions and other payments whether presently known or unknown, accrued or not accrued, foreseen or not foreseen, matured or not matured, asserted or unasserted, fixed or contingent, which any of the ImClone Releasors may have had, may claim to have had, ever had, may have, may claim to have or now have against the Repligen Released Parties from the beginning of time until the Effective Date, in connection with the making, use or sale of C225 (i.e., Erbitux) and/or in connection with the making, use, or sale of IMC-11F8, including without limitation all counterclaims with regard to the ‘281 Patent or any other existing patent together with any continuations, continuations-in-part, divisions, foreign counterparts and equivalents thereto.

d. Effective immediately after receipt into the transferee account of the funds subject to the wire payment referred to in Paragraph 1 above, ImClone Releasors fully and forever release and discharge MIT and its current and former respective agents, servants, attorneys, employees, officers, directors, members, shareholders, subsidiaries, parents, Affiliates,

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predecessors, successors, assigns, transferees, representatives and all persons and entities acting by, through, under, or in concert with them or any of them (the “MIT Released Parties” from any and all manner of action or actions, in law or in equity, for indemnity or otherwise, claims, counterclaims, demands, cause or causes of action, suits, debts, liens, damages, losses, costs or expenses, liabilities of any kind, fees, commissions and other payments whether presently known or unknown, accrued or not accrued, foreseen or not foreseen, matured or not matured, asserted or unasserted, fixed or contingent, which any of the ImClone Releasors may have had, may claim to have had, ever had, may have, may claim to have or now have against the MIT Released Parties from the beginning of time until the Effective Date, in connection with the making, use or sale of C225 (i.e., Erbitux), on all counterclaims with regard to the ‘281 Patent (including claims for future damages or injunctive relief related thereto), together with any continuations, continuations-in-part, divisions, foreign counterparts and equivalents thereto of the ‘281 patent.

5. ImClone Purchase of Protein A Resins. To fulfill ImClone’s need for Protein A for ImClone’s manufacture of C225 (i.e., Erbitux), ImClone hereby agrees to continue to purchase until expiration of the latest to expire of the patents being sublicensed pursuant to this Settlement Agreement, in accordance with past business practices, resins made with recombinant Protein A (including recombinant mutants and derivatives of Protein A) manufactured for or by Repligen, its Affiliates, or a third party that acquires, whether by sale, merger, recapitalization, or other business combination, all or substantially all of the assets of Repligen or Repligen’s Protein A business for ImClone’s manufacturing of C225 (i.e., Erbitux), provided that such resins are sold (i) at fair market price, (ii) with a quality level reasonably acceptable to ImClone. If there comes a time when available resins made with recombinant Protein A manufactured for or by Repligen do not satisfy ImClone’s demand for resins for manufacturing C225 (i.e., Erbitux) then ImClone’s obligation to purchase under this Paragraph 5 shall immediately cease. [*]

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6. Attorneys’ Fees and Costs. The Parties shall bear their own respective attorneys’ fees and costs.

7. No Admission of Wrongdoing. The Parties expressly acknowledge that this Settlement Agreement represents a settlement of disputed rights and claims. Nothing in the terms of this Settlement Agreement or in its execution shall be construed as an admission of liability or wrongdoing as to any matter by the Parties hereto. ImClone affirmatively denies the allegations contained in the Complaint in the Action, and MIT and Repligen affirmatively deny the allegations contained in the Counterclaims in the Action.

8. Dismissal with Prejudice. The Parties shall execute at the time this Settlement Agreement is executed a stipulation dismissing with prejudice the Complaint and Counterclaims in the Action in the form attached hereto as Exhibit D, which shall be held in escrow by counsel for MIT and Repligen and submitted to the Court for filing within one business day after receipt into the transferee account of the funds subject to the wire transfer payment referred to in Paragraph 1 above. The stipulation of dismissal shall provide that the Parties shall bear their own respective attorneys’ fees and costs.

9. Confidentiality. The Parties shall keep the terms of this Settlement Agreement confidential, except that (i) any Party may disclose that the Action has been resolved by settlement with no Party admitting liability, (ii) any Party may disclose the terms of this Settlement Agreement as required by the securities laws, (iii) any Party may disclose the terms of this Settlement Agreement as otherwise required by law, and (iv) ImClone may disclose the terms of this Settlement Agreement (including without limitation the terms of the sublicenses referred to in Paragraph 3 above) to any collaboration partner or manufacturing partner of ImClone provided such disclosure is made under obligations of confidentiality between ImClone and such partners pursuant to the agreement(s) they have entered into. Notwithstanding the

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foregoing, any Party may disclose the terms of this Settlement Agreement in any proceeding to enforce the terms of this Settlement Agreement. To the extent any Party is required to disclose information about this settlement pursuant to Subparagraph (iii) above in order to comply with a subpoena, document request or order issued by a court of competent jurisdiction or by a state or federal regulatory body, the Party receiving such subpoena or order, upon receipt thereof, shall promptly notify the other Parties of the existence, terms and circumstances surrounding such subpoena, document request or order prior to disclosure of the information. If disclosure is to be made pursuant to Subparagraph (iii) above, the disclosing Party shall exercise its best efforts to cooperate with any other Party that seeks a protective order. Notwithstanding the foregoing provisions of this Paragraph 9, the Parties may publish press releases concerning this Settlement Agreement in the mutually agreeable forms attached hereto as Exhibit E and Exhibit F and may make any public disclosures that are consistent with the disclosures contained in the press release and the Parties’ prior periodic disclosures.

10. Representations, Warranties and Covenants of the Parties. The Parties hereby represent, warrant and agree as follows:

a. MIT and Repligen each represents and warrants that Repligen has the full right, power, and authority to grant the sublicense referred to in Paragraph 3(a) of this Settlement Agreement. EXCEPT AS EXPRESSLY SET FORTH HEREIN, MIT AND REPLIGEN MAKE NO EXPRESS OR IMPLIED WARRANTIES AND DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

b. As of the Effective Date, consistent with the rights and restrictions to which Repligen is subject to under the TLA, Repligen represents and warrants to ImClone that

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Repligen has the full right, power and authority to enter into this Settlement Agreement, and to grant the sublicense granted in Paragraph 3(b) hereof. EXCEPT AS EXPRESSLY SET FORTH HEREIN, REPLIGEN MAKES NO EXPRESS OR IMPLIED WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

c. Repligen represents and warrants that (i) to the best of Repligen’s knowledge and belief, Repligen has provided ImClone with a complete and accurate copy of the TLA in effect as of the Effective Date, (ii) to the best of Repligen’s knowledge and belief, the TLA is in full force and effect as of the Effective Date, (iii) to the best of Repligen’s knowledge and belief, no party to the TLA is in material breach of the TLA as of the Effective Date and Repligen is not aware of any circumstance which would give rise to material breach of the TLA as of the Effective Date, (iv) no party to the TLA has notified in writing any other party to the TLA of any material breach of the TLA that remains uncured as of the Effective Date, and (v) Repligen has not voluntarily terminated the TLA pursuant to paragraph 6(b) of the TLA or otherwise terminated the TLA by mutual agreement with Abbott.

d. Repligen hereby covenants and agrees that:

(i) to the extent it is within Repligen’s control (a) it will maintain and not terminate, invalidate, encumber or diminish the TLA and/or the patents sublicensed thereunder, and (b) it will not modify or amend (or consent to modification or amendment of) the TLA, in each case only insofar as it affects the rights and obligations of Repligen thereunder with respect to rights and obligations of ImClone under this Agreement, without the written permission of ImClone; and

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(ii) any assignment of the TLA by Repligen is subject to this Agreement and ImClone shall be promptly provided with written notice of such assignment; and

(iii) it will promptly provide ImClone with any notice of material breach of the TLA and/or intent to terminate the TLA and/or the rights and sublicenses thereunder, to the extent Repligen is aware of the foregoing, and it shall use commercially reasonable efforts to attempt to cure any such breach and/or to prevent termination of such TLA and/or such rights and licenses thereunder, except to the extent caused by ImClone or its Affiliates; and if Repligen fails to promptly do so, ImClone shall have the right, but not the obligation, to cure such breach and/or prevent such termination.

e. ImClone represents and warrants that it and its Affiliates have the full right and authority to accept and be bound by the conditions and restrictions of the TLA applicable to sublicensees. ImClone further represents and warrants that it and its Affiliates are not engaged, and have no current intent to engage in the future, in any research, development, commercialization or other activity in any of the areas of [*]. EXCEPT AS EXPRESSLY SET FORTH HEREIN, IMCLONE MAKES NO EXPRESS OR IMPLIED WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

f. With the exception of the claim asserted in the Action, MIT and Repligen each represents and warrants that it has no claims against ImClone relating to the ‘281 patent. Repligen represents and warrants that as of the Effective Date it has no knowledge of any claim against ImClone.

g. The persons executing this Settlement Agreement on behalf of MIT, Repligen and ImClone, respectively, represent and warrant that they each are authorized and

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have capacity to sign for and bind the respective entities for which they sign. Each of the Parties shall be responsible for any breach of this representation and warranty by its respective signatory hereto, and such signatory shall not incur any personal liability by virtue of any breach of this representation and warranty.

h. Each Party represents and warrants that it has not sold, assigned, transferred, conveyed or otherwise disposed of any right, title or interest to any claim that is released by the Settlement Agreement.

i. Each Party represents and warrants that it has relied upon its own judgment and that of its own legal counsel regarding the proper, complete, and agreed-upon consideration for, and the terms and provisions of, this Settlement Agreement, the sublicenses referred to in Paragraph 3 above and the stipulation of dismissal to be executed simultaneously herewith, and that no Party has relied on any representation or warranty (express or implied) made by any other Party or any of its agents, employees or legal counsel, other than as expressly set forth in this Settlement Agreement, in entering into this Settlement Agreement.

11. Further Assurances. Each Party shall execute and deliver to the others such additional documents and take such other actions as may be reasonably requested by any other Party in order to carry out the terms and conditions of this Settlement Agreement.

12. Successors and Third Parties. This Settlement Agreement is binding upon, and shall inure to the benefit of, the Parties and their respective affiliates, subsidiaries and each of their employees, officers, directors, agents, successors and assigns.

13. Merger and Integration. This Settlement Agreement, along with the sublicenses referred to in Paragraph 3 above and the stipulation of dismissal executed simultaneously herewith, constitutes the entire, complete and integrated agreement made between the Parties regarding the subject matter hereof. The Settlement Agreement is not subject to any conditions

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not expressly provided for herein, and this Settlement Agreement, along with the TLA, sublicenses, stipulation of dismissal and press release, cancel and supercede all earlier agreements, written or oral, between the parties regarding the subject matter hereof.

14. Headings. All headings used in this Settlement Agreement are intended for ready reference and convenience only. The headings must not be given any force and are without contractual significance or effect.

15. Amendments. This Settlement Agreement may not be modified, altered, amended, waived or changed in any way, except in a writing signed by the Parties.

16. Waiver. A failure by any Party to enforce any provision of this Settlement Agreement or a right under this Settlement Agreement may not be construed as:

a. A waiver of any right;

b. Having any effect on the validity of this Settlement Agreement or any part thereof; or

c. A prejudice for or against any Party in a subsequent legal action.

Any Party may waive any of its rights under this Settlement Agreement only by an appropriate writing that specifically refers to the contractual right that is being waived and that is signed by the waiving Party.

17. Construction. Neither this Settlement Agreement nor any provision in this Settlement Agreement shall be construed for or against any Party because the Settlement Agreement as a whole, or any provision of this Settlement Agreement, was requested or drafted by such Party. Neither this Settlement Agreement nor any provision in this Settlement Agreement nor evidence of any negotiations in connection with it or them shall be offered or received in evidence or used in any way in any action or proceeding between the Parties except to enforce the terms and provisions hereof.

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18. Controlling Law, Jurisdiction and Venue. This Settlement Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of choice of law. The Parties agree to request that the United States District Court for the District of Massachusetts retain jurisdiction of the Action for purposes of enforcement of this Settlement Agreement. Each Party irrevocably submits to the exclusive jurisdiction of (i) Courts of the Commonwealth of Massachusetts, Suffolk County, and (ii) the United States District Court for the District of Massachusetts, for the purposes of any suit, action or other proceeding arising out of this Settlement Agreement and waives any defense or objection based on lack of personal jurisdiction. Each Party agrees to commence any such action, suit or other proceeding in the United States District Court for the District of Massachusetts, or, in the event such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Courts of the Commonwealth of Massachusetts, Suffolk County. Each Party further agrees that service of any process, summons, notice or document by certified mail, return receipt requested, to such Party’s respective address set forth below shall be effective service of process for any action, suit or other proceeding in the Commonwealth of Massachusetts with respect to any matters to which it has submitted to jurisdiction in this Paragraph. Each Party irrevocably and unconditionally waives any defense or objection to the laying of venue of any action, suit or other proceeding arising out of this Settlement Agreement in (i) Courts of the Commonwealth of Massachusetts, Suffolk County, or (ii) the United States District Court for the District of Massachusetts, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim any defense or objection in any such court that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

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a. All notices and other communications to MIT must be sent to:

Massachusetts Institute of Technology

77 Massachusetts Avenue

NE 25-230

Cambridge, MA 02139

Attention: Director, Technology Licensing Office

b. All notices and other communication to Repligen must be sent to:

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

Attention: President and Chief Executive Officer

c. All notices and other communications to ImClone must be sent to:

ImClone Systems Incorporated

180 Varick Street

New York, NY 10014

Attention: General Counsel

19. Notices. All notices and other communications required or permitted to be sent under this Settlement Agreement must be in writing. Except for those notices and communications governed by Paragraph 18 above, and unless otherwise agreed, all notices must be sent by:

a. Certified mail, return receipt requested; or

b. Facsimile with a confirmation copy dispatched contemporaneously either by certified mail, return receipt requested, or by courier service.

All notices and other communications to MIT must be sent to the address listed in Paragraph 18(a) above, all notices and other communications to Repligen must be sent to the address listed in Paragraph 18(b) above, and all notices and other communications to ImClone must be sent to the address listed in Paragraph 18(c) above.

20. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

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21. Effective Date. This Settlement Agreement is effective as of the date it has been executed by all the Parties (the “Effective Date”).

IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed by their duly authorized representatives in a manner legally binding upon their respective corporations as of the Effective Date.

REPLIGEN CORPORATION		IMCLONE SYSTEMS INCORPORATED

Date: September 10, 2007		Date: September 10, 2007

/s/ Walter Herlihy		/s/ Daniel J. O’Connor
By:	Walter C. Herlihy, Ph.D.	By:	Daniel J. O’Connor
	President and		General Counsel
	Chief Executive Officer		Senior Vice President
General Counsel and Secretary

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

Date: September 10, 2007

/s/ Lita Nelsen
By:	Lita L. Nelsen
Director, Technology Licensing Office

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STATE OF MASSACHUSETTS	)
	:	s.s.:
COUNTY OF SUFFOLK	)

On this 10th day of September 2007, before me personally came Lita L. Nelsen, to me known, who, by me duly sworn, did depose and state that deponent is a Director, Technology Licensing Office for the Massachusetts Institute of Technology, the corporation described in, and which executed, the foregoing SETTLEMENT AGREEMENT AND MUTUAL RELEASE.

/s/ K.A. Murphy
Notary Public

STATE OF MASSACHUSETTS	)
	:	s.s.:
COUNTY OF SUFFOLK	)

On this 10th day of September 2007, before me personally came Walter C. Herlihy, Ph.D., to me known, who, by me duly sworn, did depose and state that deponent is the President and Chief Executive Officer for Repligen Corporation, the corporation described in, and which executed, the foregoing SETTLEMENT AGREEMENT AND MUTUAL RELEASE.

/s/ K.A. Murphy
Notary Public

STATE OF MASSACHUSETTS	)
	:	s.s.:
COUNTY OF SUFFOLK	)

On this 10th day of September 2007, before me personally came Daniel J. O’Connor, to me known, who, by me duly sworn, did depose and state that deponent is a Senior Vice President, General Counsel and Secretary of ImClone Systems Incorporated, the corporation described in, and which executed, the foregoing SETTLEMENT AGREEMENT AND MUTUAL RELEASE.

/s/ K.A. Murphy
Notary Public

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Exhibit A

TECHNOLOGY LICENSE AGREEMENT

BETWEEN ABBOTT BIOTECH, INC.

AND

REPLIGEN CORPORATION

THIS AGREEMENT is made and entered into this 14 day of May, 1992, by and between ABBOTT BIOTECH, INC. (“LICENSOR”), and REPLIGEN CORPORATION (“LICENSEE”).

This Agreement is entered into in connection with the acquisition by LICENSEE of certain business, assets and obligations of LICENSOR pursuant to that certain Asset Purchase Agreement (“Purchase Agreement”) entered into among LICENSOR, LICENSEE and Abbott Laboratories, an Illinois corporation, contemporaneously herewith. Pursuant to the Purchase Agreement, LICENSEE is acquiring, among other things, certain technology which is not the subject of this Agreement. By this Agreement, LICENSOR is granting to LICENSEE a non-exclusive license under certain Patent Rights (as defined below) and a non-exclusive sublicense under certain licenses.

In consideration of the foregoing premises and the covenants and conditions herein contained, the parties hereto agree as follows:

1. Definitions.

(a) “Patent Rights” shall mean all United States patents and patent applications listed in Exhibit A attached hereto and made a part hereof, and all corresponding foreign patents and patent applications, including any and all divisions, continuations, continuations-in-part, reissues, and extensions thereof that exist now or that come into existence in the future, and relevant information and documentation contained in the patent file history.

(b) “Licensed Product” shall mean any product, composition of matter, system or apparatus which, but for this Agreement, would otherwise infringe a valid claim of an unexpired patent included in the Patent Rights.

(c) “Licensed Processes” shall mean any process, method, or method of use which, but for this Agreement, would otherwise infringe a valid claim of an unexpired patent in the Patent Rights.

(d) “Licensed Field” shall mean any application or use with the exception of the application or use [*].

2. License and Sublicense.

(a) LICENSOR hereby grants LICENSEE, to the extent of the Licensed Field, a worldwide, non-exclusive, royalty-free, fully paid-up license under the Patent Rights to make, have made, use and sell Licensed Product and to practice, have practiced, use and sell Licensed Processes.

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(b) LICENSOR hereby grants LICENSEE a non-exclusive sublicense in the Licensed Field under those rights granted, and subject to all terms and conditions set forth, in the license agreement with the Massachusetts Institute of Technology (“M.I.T.”) attached hereto and made a part hereof as Exhibit B (the “M.I.T. License”) and the license agreement with [*] (“[*]”) attached hereto and made a part hereof as Exhibit C (the “[*] License”).

3. LICENSOR’s Obligations. LICENSOR shall have the sole right, but not the obligation, to prosecute, maintain and/or enforce the Patent Rights and any similar patent rights under the M.I.T. License and the [*] License. LICENSOR shall have no obligation to maintain the M.I.T. License or the [*] License in force, and shall have no other obligation with respect to the Patent Rights, the M.I.T. License or the [*] License; provided, that in the event LICENSOR intends to terminate or let lapse either the M.I.T. License or the [*] License, LICENSOR shall provide LICENSEE with at least sixty (60) days’ notice thereof and, at the written request of LICENSEE, shall assign to LICENSEE all of LICENSOR’s rights (subject to all of its obligations) under either such agreement. Each of M.I.T. and [*] hereby consent to the assignment to LICENSEE under this Section 3 of either the M.I.T. License or the [*] License, as the case may be. LICENSOR shall have no responsibility or liability for any acts, omissions or breaches of LICENSEE under this Agreement, the M.I.T. License, the [*] License or otherwise. Failure of LICENSEE to comply with the terms and conditions of the M.I.T. License or the [*] License shall not be deemed a breach by LICENSOR under such license.

4. No Payments Except for Pass-Through. The license and sublicenses hereunder are granted free of any license or sublicense fees, royalties or other payment obligations, except that LICENSEE shall be obligated to pay any royalties or other sums due to M.I.T. under the M.I.T. License or [*] under the [*] License as a result of LICENSEE’s activities.

5. Compliance with M.I.T. License and [*] License.

(a) As a sublicensee under the M.I.T. License and the [*] License, LICENSEE shall comply with all terms and conditions of such licenses to the extent applicable to its activities as though LICENSEE were the direct licensee under such licenses. LICENSEE shall provide to LICENSOR copies of any and all reports provided to M.I.T. or [*] under such licenses.

(b) LICENSEE shall keep accurate records in sufficient detail to enable payments due M.I.T. or [*] to be determined, in accordance with generally accepted accounting principles. Upon LICENSOR’s written request and at LICENSOR’s expense, LICENSEE shall permit an independent certified public accountant selected and retained by LICENSOR and reasonably acceptable to LICENSEE to have access, during regular business hours and upon reasonable notice to LICENSEE, to such records as may be necessary to verify the accuracy of the aforementioned reports and payments.

(c) To the extent that LICENSOR is required to do so pursuant to the terms of the relevant agreement or applicable law, LICENSEE shall be responsible for deducting, and paying to appropriate fiscal or tax authorities on M.I.T.’s and [*]’s behalf and for LICENSEE’s account, all taxes assessed or imposed against, or required to be withheld from, payments due M.I.T. or [*], respectively, as a result of LICENSEE’s activities. The amount of any such taxes paid or so withheld by LICENSEE shall be deducted from the royalties otherwise due to M.I.T. or [*], as the case may be.

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(d) LICENSEE shall indemnify and hold LICENSOR harmless against all liabilities, damages, losses, costs and expenses (including reasonable attorneys fees) incurred or suffered by LICENSOR as a result of LICENSEE’S activities in connection with the M.I.T. License or the [*] License, other than liabilities, damages, losses, costs and expenses incurred in connection with a third party claim alleging the infringement by M.I.T., [*], or LICENSOR of a third party’s intellectual property rights.

6. Term and Termination.

(a) This Agreement shall become effective upon execution by both parties and, unless earlier terminated in accordance with its terms, shall continue in effect (i) with regard to the license under the patents included in the Patent Rights, until the expiration of the last to expire of such patents, and (ii) with regard to the sublicenses, throughout the period that the M.I.T. License or the [*] License is in effect, whichever is longer. Termination of this Agreement shall not affect any rights or obligations which accrue prior to or in connection with such termination.

(b) LICENSEE may terminate this Agreement at any time by giving written notice thereof to LICENSOR.

(c) Either party shall have the right to terminate this Agreement in the event the other party breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days after being notified thereof in writing by the notifying party.

(d) Each of M.I.T. and [*] hereby grant to LICENSEE an option to acquire all of LICENSOR’s rights, subject to all of its obligations, under the M.I.T. License or the [*] License, as the case may be, without giving effect to any breach thereof by LICENSOR (the “License Rights”), which option shall be exercisable at any time within sixty (60) days after receipt by LICENSEE of a copy of any notice of termination properly given to LICENSOR terminating for any reason whatsoever the M.I.T. License or the [*] License, as the case may be, after any period for cure provided under such license has passed without LICENSOR having cured. Each of M.I.T. and [*] hereby grant to LICENSEE a license to use the relevant License Rights in accordance with the provisions of the M.I.T. License or the [*] License, as the case may be, until such option lapses unexercised.

(e) Each of M.I.T. and [*] hereby agree that a copy of any notice given under the M.I.T. License or the [*] License, as the case may be, by M.I.T. or [*] to LICENSOR which may affect LICENSEE’s rights and obligations as a sublicensee under such license, shall be given to LICENSEE at One Kendall Square, Building 700, Cambridge, Massachusetts 02139, Attention: President, or at such other address as may be requested by LICENSEE in accordance with the notice provisions of the M.I.T. License or the [*] License, as the case may be.

7. Warranties. LICENSOR hereby represents and warrants that (a) LICENSOR is the owner of all right, title and interest in and to the Patent Rights, and (b) LICENSOR has full power and authority to enter into this License Agreement and to perform the transactions contemplated hereby, including all power and authority to grant the sublicenses under the M.I.T. License and the [*] License, subject to the consents of M.I.T. and [*] EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES IN RELATION TO THE PATENT RIGHTS OR THE M.I.T. LICENSE OR

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THE [*] LICENSE, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

8. Publicity. Neither party shall make any announcement, news release, publication, presentation or any other public disclosure pertaining to this Agreement except (a) as required by law, (b) during the course of or in connection with any litigation, arbitration or other legal proceeding, to the extent based upon or related to the subject matter of this Agreement, or (c) to the extent required in order to pursue regulatory or other governmental approval of a product or its marketing, without in any such case the prior written approval of the other party, which approval shall not be unreasonably withheld.

9. Assignment and Sublicensing. LICENSEE may assign or sublicense this Agreement or any rights or obligations hereunder, without the prior written consent of LICENSOR; provided, however, that LICENSEE shall not assign or sublicense this Agreement or any rights or obligations hereunder to any company which engages in any research, development, commercialization or other activity in any of the areas (i) - (iv) excluded from the definition of Licensed Field under Paragraph 1(d). LICENSEE shall not assign or sublicense this Agreement or any rights or obligations hereunder to the extent such assignment or sublicense relates to the [*] License, without the prior written consent of [*]

10. Severability. If any portion of this Agreement is deemed to be invalid, illegal or unenforceable by a court or governmental authority of competent jurisdiction, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect.

11. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and may only be modified by a writing signed by the parties.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, not including its conflict of laws rules.

13. Dispute Resolution. The parties shall discuss and attempt to resolve in good faith any dispute which arises under this License Agreement. If they are unable to resolve the dispute within thirty (30) days after delivery of written notice of, the dispute from one party to the other, either party may seek to resolve it by bringing legal action in court or by initiating an Alternative Dispute Resolution (“ADR”) in accordance with the provisions set forth in Exhibit B attached hereto and made a part hereof.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above set forth.

ABBOTT BIOTECH, INC.		REPLIGEN CORPORATION

By:	/s/ Gary P. Coughlan	By:	/s/ W. Herlihy
Title:	President	Title:	President and CEO

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MASSACHUSETTS INSTITUTE OF TECHNOLOGY consents to the above parties entering into the sublicense under the M.I.T. License and agree to the provisions of Sections 2(b), 3, 6(d) and 6(e) hereof insofar as they purport to bind it.

By:	/s/ George Dummer
Title:	Director, OSP
Date:	4/28/92

[*], consents to the above parties entering into the sublicense under the [*] License and agrees to the provisions of Sections 2(b), 3, 6(d) and 5(e) hereof insofar as they purport to bind it.

By:
Title:
Date:

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EXHIBIT A

I. Patent Applications (including U.S. and foreign counterparts):

Case (DBH#s)	Subject
508	[*]
509	[*]
556	[*]
588	[*]
600	[*]

II. Patents (including U.S. and foreign counterparts):

U.S. Patent #	Subject
4,724,206	Protein Production in Hypertonic Media

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EXHIBIT B

ALTERNATE DISPUTE RESOLUTION

1. A party may seek to resolve a dispute by initiating an Alternative Dispute Resolution (“ADR”) with the Center for Public Resources (“CPR”), New York, New York. The parties shall be bound by the forum so chosen for the dispute, except that either party shall have the unrestricted right at any time to seek a preliminary injunction or other preliminary relief in court if in its judgment such action is necessary to avoid irreparable damage.

2. An ADR shall be initiated by a party by sending written notice thereof to the other party and to the CPR, which notice shall state the issues to be resolved. Within ten (10) business days after the date of such notice, the other party may, by sending written notice to the party initiating ADR and the CPR, add issues to be resolved in the dispute. Within twenty (20) business days after the date of the original ADR notice, the CPR shall have contacted members of its Panels of Distinguished Neutrals and acquainted them with the pertinent details of the dispute and the identity of the parties and their counsel, and the CPR shall have nominated to the parties no fewer than five (5) nominees who are qualified and free of conflicts with the parties and their counsel. The parties shall have five (5) business days after the receipt of such nominations to agree upon a neutral to resolve the dispute or, failing to agree, to rank-order their preferences with the most preferred neutral being given the lowest number, striking any nominee unacceptable to them, and to mail the rank-order to the CPR. The CPR shall then notify the parties of their selection. If all nominees are unacceptable to a party, the procedure shall be repeated and, if the parties cannot select a neutral as described above the second time, the CPR shall select the neutral from among its Panelists, which selection shall be final.

3. The neutral shall hold a hearing to resolve the issues within sixty (60) business days after selection. Each party may be represented by counsel. The hearing shall be governed by the United States Arbitration Act. Except as provided by such Act, the neutral shall have sole discretion regarding the scope of discovery, the admissability of evidence and the conduct of the hearing. At least fifteen (15) business days prior to the hearing, each party shall submit to the other and the neutral a list of all documents on which such party intends to rely at the hearing, a list of all witnesses which such party intends to call at the hearing, and a brief summary of each witness’ testimony. At least five (5) business days prior to the hearing, each party must submit in writing to the neutral and serve on the other party a proposed ruling on each issue. Such writing shall be limited to the proposed rulings, shall contain no argument on or analysis of the facts or issues, and shall not be more than fifty (50) pages. Within five (5) business days after the close of the hearing, each party may submit a brief (up to 10 pages) to the neutral addressing the evidence and issues.

4. The neutral shall render the ruling as expeditiously as possible after the hearing. The neutral shall rule on each issue. The neutral’s ruling shall be final and not appealable, except that either party shall have the right to appeal such ruling on the basis that it was affected by fraud, bad faith or abuse of discretion in connection with the ADR proceedings. A judgment upon the neutral’s ruling may be entered in any court having jurisdiction thereof. The neutral shall be paid a reasonable fee plus expenses, and the neutral shall determine the proportions in which the parties shall pay such fee and expenses, as well as the standard charges of the CPR for its assistance in the selection process. If the dispute is resolved by the parties prior to a ruling by the neutral, such fees, expenses and charges shall be borne equally by the parties or as the parties may otherwise agree.

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Exhibit B

SUBLICENSE AGREEMENT

This Sublicense Agreement (this “Agreement”) is effective as of September 10, 2007 (the “Effective Date”) by and among Repligen Corporation, a corporation organized and existing under the laws of the State of Delaware, having offices at 41 Seyon Street, Building #1, Suite 100 Waltham, Massachusetts 02453 (“Repligen”), Massachusetts Institute of Technology, a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139-4307 (“M.I.T.”), and ImClone Systems Incorporated, a corporation organized and existing under the laws of the State of Delaware, having offices at 180 Varick Street, New York, New York 10014 (“ImClone”).

RECITALS:

WHEREAS, M.I.T. owns and has exclusively licensed Repligen under the Sublicensed Patents Rights (as such term is defined below);

WHEREAS, Repligen and ImClone are concurrently entering into the Settlement Agreement and Mutual Release (the “Settlement Agreement”); and

WHEREAS, in connection with the Settlement Agreement, ImClone desires to obtain a worldwide sublicense under the Licensed Patent Rights, and Repligen and M.I.T. desire for Repligen to grant such a sublicense, each under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1. DEFINITIONS.

The terms used in this Agreement have the following meaning:

“Affiliate” means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with an entity. An entity shall be deemed to control another entity if it (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or (ii) has other comparable ownership interest with respect to any entity other than a corporation.

“Sublicensed Field” shall mean any application or use without limitation.

“Sublicensed Patent Rights” shall mean US Patent 4,663,281 as well as all patent applications and patents issuing thereon or claiming priority to such Patents, together with any division, continuation, continuation-in-part or the like thereof and any foreign patent application or equivalent corresponding thereto and any letters patent or the equivalent thereof issuing thereon or reissue, re-examination or extension thereof or Supplementary Protection Certificate or the like in respect thereof.

“Sublicensed Product” shall mean any product, composition of matter, system or apparatus which, but for this Agreement, would otherwise infringe a valid claim of an unexpired patent included in the Sublicensed Patent Rights.

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“Sublicensed Processes” shall mean any process, method, or method of use which, but for this Agreement, would otherwise infringe a valid claim of an unexpired patent in the Sublicensed Patent Rights.

“Party” means ImClone, Repligen and M.I.T., individually, and “Parties” means ImClone, Repligen and M.I.T. collectively.

“Patents” means patent applications and patents, together with any division, continuation, continuation-in-part or the like thereof and any foreign patent application or equivalent corresponding thereto and any letters patent or the equivalent thereof issuing thereon or reissue, re-examination or extension thereof or Supplementary Protection Certificate or the like in respect thereof.

“Person” shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

“Supplementary Protection Certificate” shall mean the supplementary protection certificate for Medicinal products provided under Council Regulation (EEC) No. 1768/92 of June 18, 1992 and their equivalents.

“Territory” shall mean the entire world.

“Third Party” shall mean any party other than Repligen, ImClone, M.I.T. or their respective Affiliates.

Interpretative Rules. For the purpose of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to Articles, Sections and other subdivisions and to Schedules and Exhibits without reference to a document, are to designated Articles. Sections and other subdivisions of and to Schedules and Exhibits to this Agreement; (c) the use of the term “including” means “including but not limited to”; and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement in whole and not to any particular provision.

2. GRANT OF SUBLICENSE.

2.1 Sublicense.

(a) Repligen hereby grants to ImClone, as well as its present and future Affiliates, a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, except as explicitly provided in Section 4.2, sublicense throughout the Territory under the Sublicensed Patent Rights: (i) to use, make, have made, import, offer to sell, sell, market, promote, distribute, develop and/or commercialize Sublicensed Products in the Sublicensed Field, without the right to grant sublicenses; and (ii) to practice, have practiced, use, sell and/or commercialize Sublicensed Processes in the Sublicensed Field, without the right to grant sublicenses. Without limiting the foregoing, Repligen and M.I.T. each acknowledge and agree (1): that the foregoing sublicense covers, and is hereby extended to, (A) [*], their respective Affiliates and sublicensees pursuant to the terms and conditions of such agreements ImClone has entered into with such parties, as amended and as may be amended from time to time, and (B) any other collaboration partners, sublicensees and subsublicensees of ImClone relating to Sublicensed Products and/or Sublicensed Processes in the Sublicensed Field throughout the Territory pursuant to the terms and condition of such agreements ImClone may have with such parties for the commercialization of ImClone products; and (2) the foregoing sublicense grant covers any and all past activities of (A) ImClone, (B) ImClone’s present and past Affiliates, and (C) present and past collaboration partners, licensees and sublicensees relating to Sublicensed Products and/or Sublicensed Processes in the Sublicensed Field throughout the Territory for the commercialization of ImClone products.

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(b) Except as expressly set forth pursuant to this Section 2.1, ImClone shall not acquire any license or other intellectual property interest under this Agreement, by implication or otherwise, including Patents, know-how, trademarks or copyrights owned or licensed by Repligen, M.I.T. or their respective Affiliates.

3. REPRESENTATIONS AND WARRANTIES.

3.1 As of the Effective Date, Repligen and M.I.T. each represent and warrant to ImClone that they have the full right, power and authority to enter into this Agreement, and that Repligen has the authority to grant the sublicenses granted under Section 2.1 hereof.

3.2 As of the Effective Date, ImClone represents and warrants to Repligen and M.I.T. that ImClone has the full right, power and authority to enter into this Agreement.

3.3 As of the Effective Date, Repligen and M.I.T. each represent to ImClone that they are respectively licensee and owner of US Patent 4,663,281. EXCEPT AS EXPRESSLY SET FORTH HEREIN, REPLIGEN MAKES NO EXPRESS OR IMPLIED WARRANTIES IN RELATION TO THE ‘281 PATENT AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

3.4 M.I.T. and Repligen covenant and agree that the agreement under which M.I.T. exclusively licensed Repligen is in full force and effect as of the Effective Date of this Agreement, and further that in the event of termination or invalidity of the M.I.T. agreement that the present sublicense to ImClone granted in this Sublicense Agreement shall survive such termination and/or invalidity and remain in force as if and to the same extent that it would have if the M.I.T. agreement were still in force.

4. TERM; TERMINATION.

4.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and shall continue perpetually, unless otherwise earlier terminated under Section 4.2 of this Agreement.

4.2 Termination of this Agreement. This Agreement shall not be terminable by any Party, with or without cause, without the written consent of both other Parties.

5. MISCELLANEOUS.

5.1 Continued Rights upon Bankruptcy. All rights and sublicenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Parties shall further be entitled to a complete duplicate of, or complete access to all documents embodying, any such intellectual property or relating to obtaining protection of or maintaining same, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Parties, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

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5.2 Assignment/Change of Control. Except as provided in this Section 5.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and all or substantially all of its rights and obligations hereunder to: (a) an Affiliate of such Party; or (b) any Third Party in connection with the transfer or sale to such Third Party of all or substantially all of its rights to Sublicensed Product or Sublicensed Process; or (c) a Third Party that acquires, whether by sale, merger, recapitalization or other business combination, all or substantially all of the assets or businesses of ImClone; or (d) any Third Party if such Third Party is a person or group other than the current controlling person or group and which Third Party shall effectively acquire control of the management and policies of such Party; or (e) a Third Party in association with a sale of all product rights relating to Erbitux. Any attempted assignment not in accordance with this Section 5.2 shall be void. Any permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement.

5.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. In the event that the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties, the Parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

5.4 Notices. All notices which are required or permitted hereunder shall be in writing and either delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

All notices and other communication to Repligen must be sent to:

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

Attention: President and Chief Executive Officer

All notices and other communications to ImClone must be sent to:

ImClone Systems Incorporated

180 Varick Street

New York, NY 10014

Attention: General Counsel

All notices and other communications to ImClone must be sent to:

Technology Licensing Office, Room NE25-230

Massachusetts Institute of Technology

77 Massachusetts Avenue

Cambridge, MA 02139-4307

Attention: Director, Technology Licensing Office

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered, if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch, if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

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5.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles and the patent laws of the relevant jurisdiction of a patent included within the Sublicensed Patent Rights, without reference to any rules of conflict of laws or renvoi.

5.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the Sublicensed Patent Rights in the Sublicensed Field and the sublicenses granted, and rights retained, hereunder relating to Sublicensed Products and Sublicensed Processes. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of the Parties hereto.

5.7 Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections hereof.

5.8 Independent Contractors. It is expressly agreed that Repligen, M.I.T. and ImClone shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. None of Repligen, M.I.T. or ImClone shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on another Party, without the prior written consent of such other Party.

5.9 Waiver. The waiver by any Party hereto of any right hereunder, or of any failure of any other Party to perform, or of any breach by any other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party, whether of a similar nature or otherwise.

5.10 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

5.11 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

Repligen Corporation

By:	/s/ Walter Herlihy
Walter C. Herlihy, PhD
President and Chief Executive Officer

Massachusetts Institute of Technology

By:	/s/ Lita Nelsen
Lita L. Nelsen
Director, Technology licensing Office

ImClone Systems Incorporated

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
General Counsel, Sr. Vice President and Secretary

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Exhibit C

SUBLICENSE AGREEMENT

This Sublicense Agreement (this “Agreement”) is effective as of September 10, 2007 (the “Effective Date”) by and between Repligen Corporation, a corporation organized and existing under the laws of the State of Delaware, having offices at 41 Seyon Street, Building #1, Suite 100 Waltham, Massachusetts 02453 (“Repligen”), and ImClone Systems Incorporated, a corporation organized and existing under the laws of the State of Delaware, having offices at 180 Varick Street, New York, New York 10014 (“ImClone”).

RECITALS:

WHEREAS, Repligen has licensed and/or sublicensed certain patent rights from Abbott Laboratories, an Illinois corporation, having a principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500, and/or Affiliates of Abbott Laboratories (including, without limitation, Abbott Biotech, Inc.), (“Abbott”), pursuant to that certain Technology License Agreement entered into by Abbott Biotech, Inc. and Repligen on May 14, 1992, as amended (“TLA”), including the right to sublicense under certain terms and restrictions provided in the TLA;

WHEREAS, Repligen and ImClone are concurrently entering into the Settlement Agreement and Releases (the “Settlement Agreement”); and

WHEREAS, in connection with the Settlement Agreement, ImClone desires to obtain from Repligen a worldwide sublicense under the Sublicensed Patent Rights (as defined below), and Repligen desires to grant such a sublicense, each under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1. DEFINITIONS.

The terms used in this Agreement have the following meaning:

“Affiliate” means (a) any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with an entity. An entity shall be deemed to control another entity if it (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or (ii) has other comparable ownership interest with respect to any entity other than a corporation.

The “Excluded Field” shall mean the application or use [*].

“Licensed Field” shall mean any application or use with the exception of the Excluded Field.

“Licensed Product” shall mean any product, composition of matter, system or apparatus which, but for this Agreement, would otherwise infringe a valid claim of an unexpired patent included in the Sublicensed Patent Rights.

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“Licensed Processes” shall mean any process, method, or method of use which, but for this Agreement, would otherwise infringe a valid claim of an unexpired patent in the Sublicensed Patent Rights.

“Party” means ImClone and Repligen, individually, and “Parties” means ImClone and Repligen, collectively. For the avoidance of doubt, Abbott is not included within the definition of “Party”.

“Patents” means all United States patents and patent applications and all corresponding foreign patents and patent applications, including any and all divisions, continuations, continuations-in-part, reissues and extensions thereof that exist now or that come into existence in the future, and relevant information and documentation contained in the patent file history.

“Person” shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

“Sublicensed Patent Rights” shall mean (a) U.S. Patent No. 5,665,578 and U.S. Patent 5,741,682, and (b) all Patents issuing on or claiming priority to the Patents described in clause (a).

“Territory” shall mean the entire world.

“Third Party” shall mean any party other than Repligen, ImClone or their respective Affiliates.

Interpretative Rules. For the purpose of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to Articles, Sections and other subdivisions and to Schedules and Exhibits without reference to a document, are to designated Articles. Sections and other subdivisions of and to Schedules and Exhibits to this Agreement; (c) the use of the term “including” means “including but not limited to”; and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement in whole and not to any particular provision.

2. GRANT OF SUBLICENSE.

2.1 Sublicense.

(a) Repligen hereby grants to ImClone, as well as present and future Affiliates of ImClone, a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable (except as explicitly provided in Section 4.2), sublicense throughout the Territory under the Sublicensed Patent Rights: (i) to use, make, have made, import, offer to sell, sell, market, promote, distribute, develop and/or commercialize Licensed Products in the Licensed Field, excluding the right to grant sublicenses; and (ii) to practice, have practiced, use, sell and/or commercialize Licensed Processes in the Licensed Field, excluding the right to grant sublicenses.

(b) ImClone acknowledges that the rights under the TLA that are sublicensed to ImClone hereunder do not and cannot exceed the scope of Repligen’s rights under the TLA. Except as expressly set forth pursuant to this Section 2.1, ImClone shall not acquire any license or other intellectual property interest under this Agreement, by implication or otherwise, including Patents, know-how, trademarks or copyrights owned or licensed by Repligen or its Affiliates.

(c) All rights granted by Repligen to ImClone are granted under Paragraph 2(a), and not Paragraph 2(b), of the TLA.

(d) During the term of this Agreement ImClone, as required pursuant to the terms of its contracts with collaboration or manufacturing partners, may at any time, and from time to time, give notice to Repligen regarding ImClone’s desire that Repligen grant another sublicense under the

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Sublicensed Patent Rights, which sublicense would be granted to a collaboration partner or a manufacturing partner for Erbitux existing at the time such notice is given, (each such partner, a “New Sublicensee”). Within 30 days of receiving such a notice, subject to reasonable assurances that the proposed New Sublicensee can make the representations and warranties required below to comply with the restrictions of the TLA, Repligen shall provide such New Sublicensee (with a copy to ImClone) with a sublicense agreement duly executed by Repligen in the same form as this Agreement provided that (a) Repligen and such New Sublicensee shall be parties to such sublicense (ImClone will not be party), with the sublicense running from Repligen to such New Sublicensee, and (b) such sublicense grant shall be limited by adding to the end the phrase “; provided in each case only with regard to Erbitux and/or its manufacture, and not with regard to any other products or manufacture of any such other products.” For the avoidance of doubt, in such sublicense agreement, such New Sublicensee shall make to Repligen the same representations and warranties made by ImClone to Repligen under this Agreement, including without limitation those representations, warranties and contract terms made and agreed to in connection with confirming that such New Sublicensee is and remains a permitted sublicensee under Paragraph 9 of the TLA. Upon each such New Sublicensee executing such sublicense agreement provided to it by Repligen, each such New Sublicensee shall be sublicensed under the Sublicensed Patent Rights pursuant to the terms and conditions of such sublicense agreement.

3. REPRESENTATIONS AND WARRANTIES.

3.1 As of the Effective Date, consistent with the rights and restrictions to which Repligen is subject to under the TLA, Repligen represents and warrants to ImClone that Repligen has the full right, power and authority to enter into this Agreement, and to grant the sublicense to ImClone under Section 2.1(a) or any other sublicenses which may be granted under Section 2.1(d) hereof.

3.2 ImClone represents and warrants that it and its Affiliaties have the full right and authority to accept and be bound by the conditions and restrictions of the TLA applicable to sublicensees. ImClone further represents and warrants that it and its Affiliates are not engaged, and have no current intent to engage in the future, in any research, development, commercialization or other activity in any of the areas of: [*]. EXCEPT AS EXPRESSLY SET FORTH HEREIN, IMCLONE MAKES NO EXPRESS OR IMPLIED WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

3.3 Repligen represents and warrants that (i) to the best of Repligen’s knowledge and belief, Repligen has provided ImClone with a complete and accurate copy of the TLA in effect as of the Effective Date, (ii) to the best of Repligen’s knowledge and belief, the TLA is in full force and effect as of the Effective Date, (iii) to the best of Repligen’s knowledge and belief, no party to the TLA is in material breach of the TLA as of the Effective Date and Repligen is not aware of any circumstance that would give rise to material breach of the TLA as of the Effective Date, (iv) no party to the TLA has notified in writing any other party to the TLA of any material breach of the TLA that remains uncured as of the Effective Date, and (v) Repligen has not voluntarily terminated the TLA pursuant to Paragraph 6(b) of the TLA or otherwise terminated the TLA by mutual agreement with Abbott.

3.4 EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 3.1, OR 3.3, REPLIGEN MAKES NO EXPRESS OR IMPLIED WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

3.5 Repligen hereby covenants and agrees that:

(i) to the extent it is within Repligen’s control (a) it will maintain and not terminate, invalidate, encumber or diminish the TLA and/or the patents sublicensed thereunder, and (b) it will not modify or amend (or consent to modification or amendment of) the TLA, in each case only insofar as it affects the rights and obligations of Repligen thereunder with respect to rights and obligations of ImClone under this Agreement, without the written permission of ImClone; and

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(ii) any assignment of the TLA by Repligen is subject to this Agreement and ImClone shall be promptly provided with written notice of such assignment;

(iii) it will promptly provide ImClone with any notice of material breach of the TLA and/or intent to terminate the TLA and/or the rights and sublicenses thereunder, to the extent Repligen is aware of the foregoing, and it shall use commercially reasonable efforts to attempt to cure any such breach and/or to prevent termination of such TLA and/or such rights and licenses thereunder, except to the extent caused by ImClone or its Affiliates; and if Repligen fails to promptly do so, ImClone shall have the right, but not the obligation, to cure such breach and/or prevent such termination; and

(iv) in the event that Repligen receives any notice from Abbott regarding any actual or alleged breach of the TLA, Repligen shall promptly provide such notice to ImClone, and thereafter keep ImClone promptly and fully informed regarding all material communications between Abbott and Repligen regarding such breach.

3.6 EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 3.2, IMCLONE MAKES NO EXPRESS OR IMPLIED WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT.

4. TERM; TERMINATION.

4.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and shall continue until the TLA expires pursuant to paragraph 6(a) of the TLA unless otherwise terminated earlier under Section 4.2 of this Agreement.

4.2 Termination of this Agreement. This Agreement shall not be terminable by either Party, with or without cause, without the other Party’s written consent, except as explicitly provided in this Agreement; provided that in the event that ImClone falls out of compliance with the restrictions set forth in para. 9 of the TLA, this Agreement and the sublicense granted hereunder shall automatically terminate.

5. MISCELLANEOUS.

5.1 Continued Rights upon Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to all documents embodying, any such intellectual property or relating to obtaining protection of or maintaining same, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

5.2 Assignment/Change of Control. Except as provided in this Section 5.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and all or substantially all of its rights and obligations hereunder to: (a) an Affiliate of such Party; or (b) any Third Party in connection with the transfer or sale to such Third Party of all or substantially all of its rights to Licensed Product or Licensed Process; or

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(c) a Third Party that acquires, whether by sale, merger, recapitalization or other business combination, all or substantially all of the assets or businesses of ImClone; or (d) any Third Party if such Third Party is a person or group other than the current controlling person or group and which Third Party shall effectively acquire control of the management and policies of such Party; or (e) a Third Party in association with a sale of all product rights relating to Erbitux, provided that the assignment is in compliance with the conditions and restrictions of the TLA. Any attempted assignment not in accordance with this Section 5.2 shall be void. Any permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement.

5.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. In the event that the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties, the Parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

5.4 Notices. All notices which are required or permitted hereunder shall be in writing and either delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

All notices and other communication to Repligen must be sent to:

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

Attention: President and CEO

All notices and other communications to ImClone must be sent to:

ImClone Systems Incorporated

180 Varick Street

New York, NY 10014

Attention: General Counsel

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered, if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch, if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

5.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles and the patent laws of the relevant jurisdiction of a patent included within the Sublicensed Patent Rights, without reference to any rules of conflict of laws or renvoi.

5.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the Sublicensed Patent Rights in the Field and the licenses granted, and rights retained, hereunder relating to Licensed Products. Any other express or implied agreements and understandings, either oral or written, with regard to the sublicense to ImClone of Sublicensed Patent Rights in the Field, are superseded by the terms of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

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5.7 Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections hereof.

5.8 Independent Contractors. It is expressly agreed that Repligen and ImClone shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Repligen nor ImClone shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

5.9 Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party, whether of a similar nature or otherwise.

5.10 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

5.11 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.13 Further Actions. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights under this Agreement.

If any provision of this Agreement is asserted or alleged by Abbott or held by a court to render this Agreement as invalid, illegal or unenforceable, in any respect or to any extent, then without limitation to any other right or remedy of a Party hereto, at the request of ImClone: (a) in such respect and to such extent such provision of this Agreement will be given no effect by the Parties and shall not form part of this Agreement; and (b) if requested by ImClone, to the fullest extent permitted by applicable law, all other provisions of this Agreement shall remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

If the lack of any provision not in this Agreement is asserted or alleged by Abbott or held by a court to render this Agreement as invalid, illegal or unenforceable, in any respect or to any extent, then without limitation to any other right or remedy of a Party hereto, at the request of ImClone: (a) in such respect and to such extent the Parties will use their best efforts to negotiate a provision to be added to this Agreement to remedy the lack of such provision in a manner that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties; and (b) if requested by ImClone, to the fullest extent permitted by applicable law, all other provisions of this Agreement shall remain in full force to the fullest extent permitted by applicable law.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

Repligen Corporation		ImClone Systems Incorporated

By:	/s/ Walter Herlihy	By:	/s/ Daniel J. O’Connor
	Walter Herlihy		Daniel J. O’Connor
	President and CEO		SVP, Legal, General Counsel

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Exhibit D

UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY and REPLIGEN CORPORATION,

Plaintiffs,
Civil Action No. 04-10884-RGS
v.

IMCLONE SYSTEMS, INC.,

Defendant.

STIPULATION FOR DISMISSAL

Pursuant to Federal Rule of Civil Procedure 41(a)(1)(ii), Plaintiffs Massachusetts Institute of Technology and Repligen Corporation and Defendant Imclone Systems, Inc. stipulate to the dismissal of this action, including all claims and counterclaims, with prejudice, with each party to bear its own costs and attorneys’ fees.

The parties have settled this case pursuant to a Settlement Agreement and request that the Court retain jurisdiction for the purposes of resolving any disputes arising under the Settlement Agreement.

Dated: September , 2007

James H. Wallace, Jr.
Mark A. Pacella
Kevin P. Anderson
Robert J. Scheffel
WILEY REIN LLP
1776 K Street, NW
Washington DC 20006
Phone: 202.719.7000
Fax: 202.719.7049

Michael R. Gottfried (BBO # 542156)
Anthony J. Fitzpatrick (BBO # 564324)
Christopher S. Kroon (BBO # 660286) DUANE MORRIS LLP
470 Atlantic Avenue, Suite 500
Boston, MA 02210
Phone: 857.488.4200
Fax: 857.488.4201

Attorneys for Defendant ImClone Systems Inc.

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Dated: September , 2007

Gregory A. Madera (BBO #313,020)
FISH & RICHARDSON P.C.
225 Franklin Street
Boston, MA 02110-2804
Telephone: (617) 542-5070
Facsimile: (617) 542-8906

Jonathan E. Singer
Michael J. Kane
John C. Adkisson
William R. Woodford
FISH & RICHARDSON P.C. 3300 Dain Rauscher Plaza 60 South Sixth Street
Minneapolis, MN 55402
Telephone: (612) 335-5070
Facsimile: (612) 288-9696

Juanita R. Brooks
FISH & RICHARDSON P.C.
12390 El Camino Real
San Diego. CA 92130
Telephone: (858) 678-5070
Facsimile: (858) 678-509
Attorneys for Plaintiffs
MASSACHUSETTS INSTITUTE OF TECHNOLOGY AND REPLIGEN CORPORATION

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Exhibit E

Repli Gen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 419-1900	Laura Whitehouse Vice President, Market Development (781) 419-1812

Repligen Announces Settlement with ImClone in Erbitux ® Lawsuit

WALTHAM, MA – September 10, 2007 – Repligen Corporation (NASDAQ: RGEN) announced today it has reached a settlement with ImClone Systems, Incorporated (NASDAQ: IMCL) in the lawsuit against ImClone for infringement of U.S. Patent No. 4,663,281 based on ImClone’s manufacture and sale of Erbitux ® . The settlement provides for ImClone to make a payment of $65 million to co-plaintiffs Repligen and The Massachusetts Institute of Technology (MIT) and will result in net proceeds to Repligen of approximately $40 million after payment of obligations to MIT and legal expenses. The settlement agreement serves as the basis for Repligen and MIT to dismiss the lawsuit against ImClone and Repligen has granted ImClone a non-exclusive sublicense to certain patent rights.

“We are very pleased by the settlement of this case which will enable us to end this quarter with more than $60 million in cash and cash equivalents,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “We plan to invest the proceeds from the settlement in the growth and expansion of both our CNS product pipeline and our bioprocessing business.”

In May 2004, Repligen and MIT filed an action in the United States District Court for the District of Massachusetts against ImClone for infringement of U.S. Patent No. 4,663,281 based on ImClone’s manufacture and sale of Erbitux ® . The patent, which covers the use of certain genetic elements that increase protein production in a mammalian cell, is assigned to MIT and exclusively licensed to Repligen. Repligen and MIT were represented in the litigation by Fish and Richardson P.C.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for diseases that affect the central nervous system. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com .

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and

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objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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Exhibit F

IMCLONE SETTLES PATENT LAWSUIT AND GAINS RIGHTS TO

ADDITIONAL INTELLECTUAL PROPERTY

NEW YORK, September 10, 2007 —ImClone Systems Incorporated (NASDAQ: IMCL) today announced that it has signed settlement and sublicensing agreements with the Massachusetts Institute of Technology (MIT) and Repligen Corporation to end litigation related to U.S. Patent No. 4,663,281 (the “‘281 Patent”), which is owned by MIT and exclusively licensed to Repligen. All terms of the agreements have been finalized and the parties will submit a stipulation of dismissal to the court. This settlement eliminates the need for the trial proceedings previously scheduled to begin today, as well as any further court proceedings or decisions relating to damages sought from ImClone by MIT and Repligen with respect to the ‘281 Patent.

Pursuant to the terms of the settlement, ImClone will pay a total of $65.0 million in cash for full and final settlement of the claims against ImClone in the matter, as well as for a royalty-free, irrevocable worldwide sublicense to technology patented under U.S. Patent No. 4,663,281. The $65.0 million lump-sum payment ImClone has made to Repligen represents the full amount ImClone will pay to settle its litigation with MIT and Repligen. Repligen is responsible for providing MIT with its portion of the settlement payment.

Importantly, pursuant to the terms of the settlement, Repligen also granted to ImClone a royalty-free, irrevocable worldwide sublicense for the future use of other patented technology, including U.S. Patent No. 5,665,578 (the “‘578 Patent”), which is owned by Abbott Laboratories, but to which Repligen has the power to sublicense under an agreement between Abbott Laboratories and Repligen. The ‘578 Patent is the patent upon which Abbott Laboratories sued ImClone for patent infringement earlier this year.

ImClone’s payment of $65.0 million to Repligen will be reflected in ImClone’s third quarter 2007 financial results.

“ImClone is very pleased to have reached this settlement with Repligen and MIT,” said John H. Johnson, Chief Executive Officer of ImClone. “We are happy to put this litigation behind us and move forward in our efforts to continue to grow worldwide sales of ERBITUX ® .”

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